UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2013

PACIFICHEALTH LABORATORIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23495	22-3367588
(Commission File Number)	(IRS Employer Identification No.)

100 Matawan Road, Suite 150, Matawan, NJ	07747-3913
(Address of Principal Executive Offices)	(Zip Code)

(732) 739-2900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement

SECTION 3. Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

On April 1, 2013, we completed an offering to a small group of investors of 123.77 shares of our newly authorized Series A Preferred Stock and warrants to purchase 4,331,950 shares of our common stock at $0.10 per share. Each Series A share was sold for $7,000.00, resulting in gross proceeds of $866,390 to the company, and each such share is convertible to 100,000 shares of common stock, or 12,377,000 shares in the aggregate. No brokerage or placement fees were paid in connection with this offering. Each of the four members of our Board of Directors were among the purchasers. The offering was made pursuant to exemptions from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) under the Securities Act and Rule 506 adopted pursuant to the Securities Act as a transaction not involving any public offering. We intend to use the proceeds of the offering for working capital, which will include funding the costs to market BODY GLOVE SURGE™ which we launched in an “All Natural” Gel format in late 2012 and plan to launch BODY GLOVE SURGE “All Natural” Energy Shot during the second quarter of 2013.

SECTION 8 - Other Events

Item 8.01 Other Events

On April 1, 2013, we filed Form 15 with the Securities and Exchange Commission to terminate our obligations as a reporting company under the Securities Exchange Act of 1934, as amended, pursuant to the authority to do so granted by Rule 12g-4(a)(1)(i) under that Act. At such time, we had approximately 90 holders of record of our common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICHEALTH LABORATORIES, INC.

Dated: April 1, 2013	By:	/s/ Stephen P. Kuchen
Stephen P. Kuchen
Chief Financial Officer